Exhibit 10.4



                                 LOAN AGREEMENT


Agreement made this 3rd day of June 2004, by and between Life Energy Technology Holdings, Inc., New Orleans , La USA, a Delaware Corporation ("Life Energy") and Diamond Ridge Advisors, Inc 154 Andrea Lane, Blowing Rock, North Carolina 28605 ("Diamond Ridge") a Delaware corporation,

Whereas Life Energy wishes to borrow and Diamond Ridge Advisors wishes to lend to Life Energy or to Life Energy's Joint Venturer ("Joint Venturer") the amount of four hundred and fifty millions dollars ($450,000,000) million dollars USD bearing interest of 6% per annum (the "Note"), for ten years to fund the expansion of Life Energy Primary business and the formation and funding of a new subsidiary for Life Energy new Oil and Gas Division for business in Libya and North Africa.

Now therefore, in consideration as set forth below and for good and other valuable consideration, the parties agree as follows:

1. Life Energy agrees to issue the Note to Diamond Ridge Advisors at the closing which shall occur on July 2, 2004 or as postponed by mutual consent specified date. The Note is for a period of ten years from the date of issuance and shall bear interest at 6% per annum payable monthly.


2. As at the closing of this Loan Agreement scheduled for July 2, 2004, Life Energy and /or its Joint Venturer grants to Diamond Ridge Advisors an irrevocable right of first refusal for the funding of all projects funded by Life Energy using these funds. This right of first refusal will remain in full force and effect for five years from the date hereof.


3. As at the closing of this Loan Agreement scheduled for July 2, 2004, Life Energy and /or its Joint Venturer grants to Diamond Ridge Advisors an irrevocable right of first refusal for the funding project in Libya and North Africa. Diamond Ridge has the right to act, by mutual agreement as lead syndicate in those cases when Diamond Ridge is not the direct lender.


4. Life Energy shall appoint Mr. William Biles of Diamond Ridge Advisors as Vice President of the oil and gas division.


5.   Attached hereto and made a part hereof as Exhibit A is the form of the Note


6. Attached hereto and made a part hereof as Exhibit B is a Profit Participation Understanding by and between the parties hereto which grants to Diamond Ridge for a period commencing on commercial production:

     a. 6.5% of Life Energy's interest in any project funded through this loan. Such profit participation as above said forth above shall include net profits as determined in accordance GAAP. Distribution of the profit participation as above set forth shall occur within 30 days of the closing of yearly accounting.

     b. 6.5% from the Joint Venturer interest in an operational biosphere unit. Such profit participation as above said forth above shall include net profits as determined in accordance GAAP. Distribution of the profit participation as above set forth shall occur within 30 days of the closing of yearly accounting.

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7.   Life Energy and/or its Joint Vnturer agree to execute and cause to be filed a Uniform Commercial Code (UCC) lien against any properties acquired by Life Energy and funded by the Note or thereafter by exercise of the right of first refusal to so fund.


8. Representations and Warranties of the Borrower. In order to induce Diamond Ridge enter into this transaction, Life Energy makes the following representations and warranties. Such representations and warranties shall survive the closing of the transactions contemplated hereby.

     a. Life Energy has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

     b. Life Energy warrants and represents that it is not now insolvent, bankrupt, or contemplating bankruptcy, that there are no legal claims filed or to its knowledge threatened against Life Energy.

     c. This Agreement, when executed and delivered, will constitute a valid binding agreement, enforceable in accordance with the terms, except such as may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally.

     d. Neither the execution nor delivery of this Agreement to be executed and delivered by Life Energy pursuant hereto, nor the consummation by Life Energy of the transaction contemplated hereby, will require any authorization, consent, approval, exemption or any other action by, or notice to, any governmental entity.

     e. Life Energy does not have material tax deficiencies, federal, state, foreign, county, local, or other, that would or could affect the solvency, final status of, or otherwise compromise Life Energy in its ability to enter into this agreement

     f.   Within  30 days of  closing  date,  the  Borrower  shall  obtain D & O insurance on the Company and its officers up to five ($5,000,000) million dollars.

9. Amendment and Waiver. This Agreement may be amended, or the terms hereof waived, only in writing and having been executed by all of the parties to this Agreement.


10. Notices. All notices and other communications hereunder shall be delivered in writing and shall be deemed to have been given if delivered by hand [with receipt] or facsimile transmission [with transmission confirmation report], or if deposited with a recognized overnight delivery service [with receipt], addressed as follows:

          If to:     Life Energy & Technology Holdings Inc.
                     4640 South Carrollton Ave
                     Suite 2A-6
                     New Orleans, La 70119
                     Phone:  1-877-723-6315
                     Fax:    1-202-318-5380

          If to :    Diamond Ridge Advisors, Inc
                     154 Andrea Lane
                     Blowing Rock, North Carolina 28605
                     Phone:  828-295-0484
                     FAX:    828-295-4929

Or, at such other address as may hereafter be designated by either party by written notice given hereunder. Notices sent by facsimile transmission must show the sender's date and time of transmission information on such copy.

Loan principal balance and must provide 30 days written notice of such intent to terminate.


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11.  Governing Law and Sites for Litigation. This Agreement shall be governed by the laws of the State of Louisiana without regard to any provisions or conflict of law. The parties agree that any differences shall be filed and adjudicated in this Governing Country.

     a. Any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement or the activities carried out under this Agreement, including without limitation any disputes as to construction, validity, interpretation, enforceability or breach of this Agreement shall be exclusively and finally settled by arbitration, under the rules of Conciliation and Arbitration of the International Chamber of Commerce, and the American Arbitration Act, as such states as than enacted by three(3) Arbitrator. Each side shall appoint (1) arbitrator within thirty (30 days of the submission of a Notice of Arbitration. The Party-appointed arbitrators shall in turn appoint a presiding arbitrator within 30 days following the appointment of the Party-appointed arbitrators.

     b. The arbitration proceedings shall be held in Louisiana, USA. The arbitrators shall have at all times no financial interest I the Parties, dispute, controversy or claim.

     c. Awards shall be final and not subject to appeal. Judgments upon the award may be entered in any court having jurisdiction over the Party or the assets of the Party owing the Judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.


12. Counterparts, Facsimile and Signatures. This Agreement may be signed in any number of counterparts, and such shall be deemed an original together as one and the same document. The parties agree that facsimile signatures which copy shall show the sender's date and time of transmission shall be deemed an original.

13. Entire Agreement. This base Agreement and the associated Exhibits constitute the entire agreement of the parties with respect to the subject matter hereto and supersede any prior or contemporaneous understandings or agreements.


IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the day and year last below written.


         ACCEPTED ON BEHALF DIAMOND RIDGE ADVISORS, INC:

By:               /s/ Kent William Trumble
                  ---------------------------------------------------
                  Kent William Trumble

Title:            Chairman
                  Diamond Ridge Advisors

Date:             June 3, 2004


ACCEPTED ON BEHALF OF LIFE ENERGY & TECHNOLOGY HOLDINGS INC.:


By:               /s/ Dr CA McCormack
                  --------------------------------------------------
                  Dr CA McCormack,
                  B.Sc., Ph.D., N.I.H.C., M.PS., M.ARVO., F.F., Ful.S.,

Title:            Chief Executive Officer,
                  Life Energy & Technology Holdings Inc
                  for and on behalf of Life Energy & Technology Holdings Inc.

Date:             June 3, 2004




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